Exhibit 10(gg)
FIRST AMENDMENT TO THE
EMPLOYMENT AGREEMENT
This First Amendment to the Employment Agreement (this “Amendment”), between United Rentals, Inc. (the “Company”) and Matthew J. Flannery (“Executive”), is made effective as of November 9, 2023.
WHEREAS, the parties entered into an Employment Agreement on May 8, 2019
(the “Employment Agreement”);
WHEREAS, Section 3(g) of the Employment Agreement includes certain clawback requirements applicable when Executive entered into the Employment Agreement;
WHEREAS, the Company is updating its clawback framework, including through adoption of a clawback policy intended to comply with the requirements of Section 303A.14 of the New York Stock Exchange Listed Company Manual;
WHEREAS, the Company and the Executive wish to amend the Employment Agreement to reflect the updated clawback framework; and
WHEREAS, the Compensation Committee of the Board of Directors of the Company has determined, that it is advisable and in the best interests of the Company to enter into this Amendment.
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Company and Executive hereby agree as follows (all capitalized terms used herein which are not defined herein shall have the meanings given such terms in the Employment Agreement):
1.Section 3(g) of the Employment Agreement is hereby deleted in its entirety and restated to read as follows:
Executive agrees and acknowledges that any annual or long-term cash, equity or equity-based incentive or bonus compensation paid, provided or awarded to the Executive is subject to the terms and conditions of the Company’s clawback policies, which may be amended from time to time, and may be subject to the requirement that such compensation be repaid to the Company or its affiliates after it has been distributed to Executive.
2.Except as set forth in this Amendment, the Employment Agreement shall remain in effect as prior to the date hereof.
[Signature Page Follows.]

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed on its behalf by an officer thereunto duly authorized and Executive has duly executed this Amendment, effective as of the date and year first written above.

UNITED RENTALS, INC.

By: _/s/ Craig Pintoff__________________
Name: Craig A. Pintoff
Title: Executive Vice President and Chief Administrative Officer

EXECUTIVE

/s/ Matthew Flannery______________________
Matthew J. Flannery